EXHIBIT 10.1

                                 AMENDMENT NO. 1

                           Dated as of August 14, 2000

                                       to

                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

                            Dated as of May 31, 2000

                  This Amendment No. 1 (the "Amendment") dated as of August 14, 2000 is entered into among AVIATION SALES DISTRIBUTION SERVICES COMPANY, a Delaware corporation ("Distribution"), AEROCELL STRUCTURES, INC., an Arkansas corporation ("Aerocell"), AVS/KRATZ-WILDE MACHINE COMPANY, a Delaware corporation ("Kratz-Wilde"), WHITEHALL CORPORATION, a Delaware corporation ("Whitehall"), TRIAD INTERNATIONAL MAINTENANCE CORPORATION, a Delaware corporation ("TIMCO"), APEX MANUFACTURING, INC., an Arizona corporation ("Apex"), CARIBE AVIATION, INC., a Florida corporation ("Caribe"), AIRCRAFT INTERIOR DESIGN, INC., a Florida corporation ("Design"), AVIATION SALES LEASING COMPANY, a Delaware corporation ("Leasing"), TIMCO ENGINE CENTER, INC., a Delaware corporation ("TIMCO Engine"), AVIATION SALES BEARINGS COMPANY, a Delaware corporation ("Bearings"), and AVIATION SALES COMPANY, a Delaware corporation ("Parent"), and the "Lenders" (as defined in the Credit Agreement identified below) a party hereto. Capitalized terms used herein without definition are used herein as defined in the Credit Agreement.

                             PRELIMINARY STATEMENT:

                  WHEREAS, Distribution, Aerocell, Kratz-Wilde, Whitehall, TIMCO, Apex, Caribe, Design,, Leasing, TIMCO Engine and Bearings, as Borrowers, Parent, Citicorp USA, Inc., as Agent, and certain financial institutions, as Lenders and Issuing Banks, are parties to that certain Fourth Amended and Restated Credit Agreement dated as of May 31, 2000 (the "Credit Agreement");

                  WHEREAS, the Borrowers have requested the amendment of certain terms of the Credit Agreement as they pertain to the calculation of the Borrowing Base, financial covenants, sales of Property identified on Schedule 1.01.1, and election of members of the Boards of Directors of the Borrowers and Guarantors and the Lenders a party hereto have agreed to the same on the terms and conditions set forth herein;

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  SECTION 1. Amendments to the Credit Agreement;
Consents/Approvals.

                  A. Effective as of June 25, 2000, subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Credit Agreement is hereby amended as follows:

                  1.1 Section 1.01 is amended to (i) delete the definitions of "Performance Level 1", "Performance Level 2" and "Performance Level 3" in their entirety, (ii) delete the definitions of "Base Rate Margin", "Eurodollar Rate Margin", "Excess Borrowing Amount", "Interim Liquidity Amount", and "Overadvance Amount", in their entirety and substitute the following therefor:

                  "Base Rate Margin" means three percent (3.00%) per annum.

                  "Eurodollar Rate Margin" means four and one-half percent (4.50%) per annum.

                  "Excess Borrowing Amount" means $35,405,000.

                  "Interim Liquidity Amount" means $9,595,000.

                  "Overadvance Amount" means, as of any date of determination, the sum of (i) the Interim Liquidity Amount plus (ii) the Excess Borrowing Amount, as such sum is reduced from time to time pursuant to Section 2.04.

and (iii) add the following definitions thereto:

                  "Asset Sale Adjustment Date" means the earlier to occur of (i) September 30, 2000 and (ii) the date on which Net Cash Proceeds of Sale are received with respect to the sale of the Capital Stock or assets of Manufacturing, Kratz-Wilde and Apex.

                  "Bearings Sale Date" means the date on which Net Cash Proceeds of Sale are received with respect to the sale of the Capital Stock or assets of Bearings.

                  1.2 To effect the requested amendment of the Overadvance Amount component of Borrowing Base, Section 2.04 is amended to delete the provisions thereof in their entirety and substitute the following therefor:

                  2.04. Reduction of Overadvance Amount. The Overadvance Amount shall be reduced (either in cash or by adjustment of the Borrowing Base) in installments on the dates and by the amounts set forth below which reductions shall be applied proportionately to each Lender's Pro Rata Share of the Overadvance Amount in accordance with its Pro Rata Share of such installment:

                  Reduction Date                     Reduction Amount
                  --------------                     ----------------
                  June 30, 2000                      $ 7,500,000
                  September 30, 2000                 $27,600,000
                  October 31, 2000                   $ 4,950,000
                  November 30, 2000                  $ 4,950,000




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

                  Notwithstanding the foregoing, in the event:

                  (a) Net Cash Proceeds of Sale are received from the sale of Airbus Series A300B4 aircraft before the Asset Sale Adjustment Date, no concurrent reduction in the Overadvance Amount shall be required in connection with such sale(s) until the Asset Sale Adjustment Date;

                  (b) Net Cash Proceeds of Sale are received from the sale of Airbus Series A300B4 aircraft after the date on which Net Cash Proceeds of Sale are received with respect to the sale of the Capital Stock or assets of Manufacturing, Kratz-Wilde and Apex, the Overadvance Amount shall be required to be reduced by the balance of the Net Cash Proceeds of Sale received from each such sale on the date received in accordance with the terms of such sale after giving effect to the required application of such Net Cash Proceeds of Sale to reduction of the Borrowing Base occasioned by such sale;

                  (c) the Capital Stock or assets of Manufacturing, Kratz-Wilde and Apex are sold on or before September 30, 2000, the above-referenced Reduction Amount for September 30, 2000 will be adjusted to provide for application of $22,500,000 of the Net Cash Proceeds of Sale received from such sale to reduction of the Overadvance Amount as of the Asset Sale Adjustment Date; and

                  (d) Net Cash Proceeds of Sale are received in connection with the sale of Bearings prior to October 31, 2000, the Overadvance Amount shall be required to be reduced on the Bearings Sale Date by the balance of the Net Cash Proceeds of Sale received from each such sale after giving effect to the required application of such Net Cash Proceeds of Sale to reduction of the Borrowing Base occasioned by such sale.

                  1.3 Schedule 1.01.1 is amended to delete the provisions thereof in their entirety and substitute those set forth on Schedule 1.01.1 attached hereto and made a part hereof.

                  1.4 Section 4.01(b)(vii)(D) is amended to delete the provisions thereof in their entirety and substitute the following therefor:

                  (D) Notwithstanding the foregoing, from and after (1) January 1, 2001, the Revolving Credit Commitments shall not exceed $200,000,000 and (2) July 1, 2001, the Revolving Credit Commitments shall not exceed $175,000,000 and, in each instance, the Borrowers shall immediately and without notice or demand of any kind make repayments of the Loans to the extent necessary to reduce the outstanding principal amount of the Revolving Credit Obligations to an amount not to exceed the amount of the Revolving Credit Commitments as of such date.

                  1.5 Section 5.03(b)(i) is amended to delete the provisions thereof in their entirety and substitute the following therefor:

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

                  (i) Borrowers may only select (A) during the period commencing on the Effective Date and ending on August 14, 2000, as to a particular Borrowing of Eurodollar Rate Loans, a Eurodollar Interest Period of one (1), three (3), six (6), or, if available to all Lenders, nine (9) or twelve (12) months in duration and (B) from and after August 14, 2000, as to a particular Borrowing of Eurodollar Rate Loans, a Eurodollar Interest Period of one (1) month's duration;

                  1.6  Section 5.04 is deleted in its entirety.

                  1.7 Section 8.01 is amended to add the following as clause (g) at the end thereof:

                  (g) TIMCO Payables Reports. On Wednesday of each week, a report of the accounts payable of each of Triad International Maintenance Corporation, Timco Engine Center, Inc. and TIMCO Engineered Systems, Inc., in each instance, including a then current aging of the same.

                  1.8 Sections 11.01 through 11.07 are amended to delete the provisions thereof in their entirety and substitute the following therefor:

                  11.01 Minimum EBITDA. The Parent shall maintain EBITDA, determined as of the last day of each Fiscal Quarter set forth below for the period then ending described below, of at least the amount set forth below opposite such date of determination:

Determination Date    Applicable Period                          Minimum EBITDA
------------------    -----------------                          --------------
June 30, 2000         January 1, 2000-- June 30, 2000            $17,000,000
September 30, 2000    January 1, 2000-- September 30, 2000       $20,000,000
December 31, 2000     January 1, 2000-- December 31, 2000        $26,500,000
March 31, 2001        April 1, 2000 - March 31, 2001             $22,000,000
June 30, 2001         July 1, 2000 - June 30, 2001               $33,500,000
September 30, 2001    October 1, 2000 - September 30, 2001       $42,500,000
December 31, 2001     January 1, 2001 - December 31, 2001        $50,000,000
March 31, 2002        April 1, 2001 - March 31, 2002             $57,500,000
June 30, 2002         July 1, 2001 - June 30, 2002               $62,500,000

                  11.02 Capital Expenditures. The Parent and its Subsidiaries shall not make Capital Expenditures in the aggregate during any period set forth below in excess of the amount set forth below opposite such period; (in each instance, the "Maximum Amount"):

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
Determination Date    Applicable Period                          Minimum EBITDA
------------------    -----------------                          --------------
June 30, 2000         January 1, 2000-- June 30, 2000            $13,000,000
September 30, 2000    January 1, 2000-- September 30, 2000       $14,000,000
December 31, 2000     January 1, 2000-- December 31, 2000        $16,000,000
March 31, 2001        Four Fiscal Quarter period then ending     $10,000,000
June 30, 2001         Four Fiscal Quarter period then ending     $10,000,000
September 30, 2001    Four Fiscal Quarter period then ending     $10,000,000
December 31, 2001     Four Fiscal Quarter period then ending     $10,000,000
March 31, 2002        Four Fiscal Quarter period then ending     $10,000,000
June 30, 2002         Four Fiscal Quarter period then ending     $10,000,000

provided, however, to the extent the Parent and its Subsidiaries have not made Capital Expenditures in the amount permitted above for any given period set forth above, Capital Expenditures in an amount equal to 100% of the Maximum Amount of such Capital Expenditures permitted but not made in such period may be made in the immediately next succeeding period in addition to any amounts permitted above for such succeeding period; provided that to the extent amounts carried forward from one period to the next succeeding period are not expended in such period, such surplus may not be carried forward to any other succeeding period.

                  11.03 Fixed Charge Coverage Ratio. The Parent shall maintain a Fixed Charge Coverage Ratio for the Parent and its Subsidiaries, as determined as of the last day of each Fiscal Quarter set forth below for the period then ending described below, of at least the level set forth below opposite such determination date:

Determination Date     Applicable Period                         Minimum Ratio
------------------     -----------------                         -------------
March 31, 2001         Four Fiscal Quarter period then ending     0.90 to 1.00
June 30, 2001          Four Fiscal Quarter period then ending     0.90 to 1.00
September 30, 2001     Four Fiscal Quarter period then ending     1.15 to 1.00
December 31, 2001      Four Fiscal Quarter period then ending     1.50 to 1.00
March 31, 2002         Four Fiscal Quarter period then ending     1.50 to 1.00
June 30, 2002          Four Fiscal Quarter period then ending     1.75 to 1.00

                  11.04 Working Capital. Working Capital shall be (a) $325,000,000 at June 30, 2000, (b) $300,000,000 during the period September 30,
2000 through June 30, 2001, and (c) $275,000,000 at September 30, 2001 and at
all times thereafter during the term of this Agreement, in each instance, determined at the end of each Fiscal Quarter commencing with the Fiscal Quarter ending June 30, 2000.

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

                  11.05 Minimum Tangible Net Worth. The Parent shall maintain a Tangible Net Worth of at least the amount set forth below for the Fiscal Quarter ending during the period set forth below opposite such amount.

         Fiscal Quarter Ending                      Minimum Tangible Net Worth
         ---------------------                      --------------------------
         June 30, 2000                              $132,500,000
         September 30, 2000                         $119,000,000
         December 31, 2000                          $109,000,000
         March 31, 2001                             $109,000,000
         June 30, 2001                              $114,000,000
         September 30, 2001                         $118,000,000
         December 31, 2001                          $124,000,000
         March 31, 2002                             $133,000,000
         June 30, 2002                              $142,000,000

                  11.06 Leverage Ratio. The Parent shall maintain a ratio of Funded Debt of the Parent to EBITDA of the Parent, determined as of the end of each Fiscal Quarter ending on or after June 30, 2001, for the four-fiscal-quarter period then ended, of not more than:

         Four Fiscal Quarter Period Ending                     Maximum Ratio
         ---------------------------------                     -------------
         June 30, 2001                                         10.00 to 1.00
         September 30, 2001                                    8.00 to 1.00
         December 31, 2001                                     6.00 to 1.00
         March 31, 2002                                        5.50 to 1.00
         June 30, 2002                                         5.00 to 1.00

                  11.07 Ratio of Senior Debt to EBITDA. The Parent shall maintain a Ratio of Senior Debt to EBITDA, determined as of the end of each Fiscal Quarter of the Parent ending on or after December 31, 2000, for the four-Fiscal-Quarter period then ended, of not more than:

         Four Fiscal Quarter Period Ending                     Maximum Ratio
         ---------------------------------                     -------------
         December 31, 2000                                     7.00 to 1.00
         March 31, 2001                                        7.75 to 1.00
         June 30, 2001                                         5.50 to 1.00
         September 30, 2001                                    4.00 to 1.00
         December 31, 2001                                     3.00 to 1.00
         March 31, 2002                                        2.50 to 1.00
         June 30, 2002                                         2.25 to 1.00

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

                  1.9 Section 12.01 is amended to (i) delete the provisions of clause (o) thereof in their entirety and substitute the following therefor:

                  (o) Boards of Directors. One outside director reasonably acceptable to the Agent, in addition to those Persons acting as members of the Board of Directors of Parent as of the Effective Date, shall not have been elected to serve as a member of the Parent's Board of Directors by September 30, 2000; or one outside director reasonably acceptable to the Agent, in addition to those Persons acting as members of the Board of Directors of Parent as of the Effective Date and the aforesaid additional outside director, shall not have been elected to serve as a member of the Parent's Board of Directors by December 31, 2000; or two directors in addition to Dale S. Baker shall not have been elected to serve as members of the respective Boards of Directors of each Borrower and other Guarantor (with the exception of Finance Affiliate) by September 30, 2000. For purposes of the foregoing, the term "outside director" shall not include any Person (i) having any material direct or indirect financial interest in or with respect to Parent or any of its Subsidiaries or having, directly or beneficially, voting control of five percent (5.0%) or more of the issued and outstanding Capital Stock of Parent or (ii) representing any Person described by the terms of clause (i) above.

and (ii) add the following provision as clause (p) thereof:

                  (p) Sale of Property. Occurrence of an event set forth on
Schedule 12.01-P attached hereto and made a part hereof.

                  B. Effective as of August 14, 2000, subject to the Agent's receipt of the consent referenced in Section 2.1(e) below on or before such date, the Lenders signatory hereto representing the Requisite Lenders hereby consent to the amendment of the TROL Documents on the terms and conditions attached hereto as Exhibit A.

                  C. The Lenders signatory hereto representing the Requisite Lenders and the Agent hereby confirm their approval, as required by clause (v) of the defininition of "EBITDA" in the Credit Agreement, of inclusion of the items described on Exhibit B attached hereto and made a part hereof in the calculation (as part of such clause (v)) of EBITDA for the periods referenced on Exhibit B.

                  SECTION 2.  Conditions Precedent.

                  2.1 This Amendment shall become effective as of June 25, 2000, if, and only if (1) the Agent shall have received on or before August 14, 2000:

         (a) a facsimile or original executed copy of this Amendment executed by the Parent, each Borrower, and the Lenders;

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

         (b) a plan and financial forecast consisting of a balance sheet, income statement and statement of cash flows by month for the Fiscal Year ending December 31, 2000, accompanied by a discussion of the underlying assumptions with respect to each of the business segments referred to as "Distribution", "Dixie Aerospace", "Aerocell", "Caribe", "Airframe Maintenance/Engine Overhaul", "Apex", "Kratz-Wilde", and "Leasing" prepared by Parent and the Borrowers, in form and substance satisfactory to the Agent and Lenders;

         (c) a plan and financial forecast for each of the Fiscal Years ending December 31, 2001 and December 31, 2002, including forecasted consolidated balance sheet, income statement, and statement of cash flow for the Parent and its Subsidiaries for each such Fiscal Year;

         (d) projected cash flow statements of Parent and its Subsidiaries, by week, for the period August 7,2000 - September 29, 2000;

         (e) a written consent of the obligee parties to the TROL Documents to the terms of this Amendment and to the sales of assets identified on
         Schedule 1.01.1 in form and substance satisfactory to the Agent;

         (f) a waiver of all events of default which exist as of August 14, 2000, if any, under any loan agreement(s) (collectively, the "Norlease Agreement") among Norlease, Inc., Aviation Sales SPS I, Inc., and Aviation Sales Company and the rights and remedies of the parties thereunder arising with respect thereto pursuant to an agreement in form and substance satisfactory to the Agent;

         (g) an opinion of counsel to the Borrowers and Parent with respect to non-contravention of the TROL Documents and agreements under which the Senior Subordinated Notes have been issued, this Amendment and the instruments and documents executed by the Borrowers and Guarantors in connection herewith;

         (h) corporate resolutions of the Parent, Borrowers and Guarantors authorizing the execution and delivery of this Amendment and all instruments and documents required to be executed and delivered in connection herewith;

         (i) from the Borrowers, for the benefit of each Lender executing and delivering this Amendment to the Agent on or before August 14, 2000, a fee in consideration of its executing and delivering this Amendment, in the amount of (i) three-eighths of one percent (0.375%) of such Lender's Revolving Credit Commitment in effect on August 10, 2000 if this Amendment is so executed and delivered by such Lender on or before August 10, 2000 or (ii) one-quarter of one percent (0.25%) of such Lender's Revolving Credit Commitment in effect on August 10, 2000, if this Amendment is so executed and delivered by such Lender on or after August 11, 2000;

         (j) from the Borrowers, reimbursement for the expenses of the Agent identified on Exhibit C attached hereto and made a part hereof; and

(2) as of August 14, 2000, no "Event of Default" shall have occurred and be continuing under the terms of the Credit Agreement, TROL Documents, Norlease Agreement or Indenture under which the Senior Subordinated Notes have been issued, as supplemented through the date of this Amendment and no "Change of Control" (as defined in such Indenture) shall have occurred.

                  SECTION 3. Representations and Warranties; Acknowledgment. The Borrowers hereby represent and warrant as follows:

                  3.1 This Amendment and the Credit Agreement as previously executed and delivered and as amended hereby constitute legal, valid and binding obligations of the Borrowers and are enforceable against the Borrowers in accordance with their terms.

                  3.2 After giving effect to this Amendment, no Event of Default or Potential Event of Default exists or would result from any of the transactions contemplated by this Amendment. No event of default or default has occurred and is continuing under the terms of any of the TROL Documents, under the terms of the Norlease Agreement, or under any of the agreements and documents executed with respect to the Senior Subordinated Notes or under which the Senior Subordinated Notes have been issued.

                  3.3 Upon the effectiveness of this Amendment, Parent and each of the Borrowers hereby reaffirm all covenants, representations and warranties made by it, respectively, in the Credit Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the date this Amendment becomes effective (unless a representation and warranty is stated to be given on and as of a specific date, in which case such representation and warranty shall be true, correct and complete as of such date).

                  SECTION 4.  Reference to and Effect on the Credit Agreement.

                  4.1 Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby, each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

                  4.2 Except as specifically amended or agreed above, the Credit Agreement, the Notes and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                  4.3 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or Issuing Bank or the Agent under the Credit Agreement, the Notes or any of the other Loan Documents, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

                  SECTION 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

                  SECTION 6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

                  SECTION 7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

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

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

CITICORP USA, INC.                          HELLER FINANCIAL, INC.
as Agent and Lender

__________________________                  By__________________________
  Name:                                       Name:
  Title:                                      Title:


NATIONAL CITY COMMERCIAL
FINANCE, INC.


By____________________________
  Name:
  Title:


FIRST UNION COMMERCIAL                      SALOMON BROTHERS HOLDING
 CORPORATION                                COMPANY, INC.


By___________________________               By__________________________
  Name:                                       Name:
  Title:                                      Title:


IBJ WHITEHALL BUSINESS CREDIT               FLEET NATIONAL BANK
 CORPORATION

By__________________________                By__________________________
  Name:                                       Name:
  Title:                                      Title:

THE INTERNATIONAL BANK OF           NATIONAL BANK OF CANADA
 MIAMI, N.A.                        A Canadian Chartered Bank

By_________________________         By_________________________
  Caridad C. Errazquin                Pat Cloninger
  Vice President                      Vice President
  Trade Finance Division

                                    By_________________________
                                      Michael S. Bloomenfeld
                                      Vice President & Manager

FIRSTAR BANK, N.A.                  CITIZENS BUSINESS CREDIT
                                     COMPANY

By_________________________         By_________________________
  Steven C. Gonzalez                  John Atanasoff
  Assistant Vice President            Vice President


AMSOUTH BANK                        PNC BANK NATIONAL ASSOCIATION


By__________________________        By_________________________
  Name:                               Name:
  Title:                              Title:

AVIATION SALES DISTRIBUTION                 AEROCELL STRUCTURES, INC.
 SERVICES COMPANY


By___________________________               By________________________
  Name:                                       Name
  Title:                                      Title:


AVS/KRATZ-WILDE MACHINE COMPANY             WHITEHALL CORPORATION


By___________________________               By________________________
  Name:                                       Name
  Title:                                      Title:


TRIAD INTERNATIONAL MAINTENANCE             APEX MANUFACTURING, INC.
 CORPORATION

By___________________________               By________________________
  Name:                                       Name
  Title:                                      Title:


AIRCRAFT INTERIOR DESIGN, INC.              CARIBE AVIATION, INC.


By___________________________               By________________________
  Name:                                       Name
  Title:                                      Title:


AVIATION SALES COMPANY                      AVIATION SALES LEASING COMPANY


By__________________________                By________________________
  Name:                                       Name
  Title:                                      Title:

TIMCO ENGINE CENTER, INC.                   AVIATION SALES BEARINGS
                                            COMPANY

By__________________________                By________________________
  Name:                                       Name:
  Title:                                      Title: